FORM 4 JOINT FILER INFORMATION


NAME:                   Terek Diasti
                        Adam Diasti
                        Tim Diasti

ADDRESS:                2502 North Rocky Point Drive
                        Suite 1000
                        Tampa, FL  33607

DESIGNATED FILER:       Diasti Family Limited Partnership

ISSUER AND
TICKER SYMBOL:          Coast Dental Services, Inc. ("CDEN")

DATE OF EVENT
REQUIRING STATEMENT:    September 5, 2003




SIGNATURE         /s/ Timothy G. Merrick
                  --------------------------
                  Attorney-in-fact